SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2005

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, B.W.I	98-0206369
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Bingo.com, Ltd.

Wigley Chambers

The Valley

Anguilla

British West Indies

 (Address of Principal Executive Offices)

(604) 694-0300

(Registrant's Telephone Number, Including Area Code)

Bingo.com, Inc.

(Former Name or Former Address, if Changed Since Last Report)

BINGO.COM, LTD.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Effective April 14, 2005, Bingo.com, Ltd. completed a non-brokered private placement offering of 1,339,667 common shares at US$0.75 per share which has raised gross proceeds of US$1,004,750. The private placement was completed under Regulation S.  Proceeds of the private placement will be used for general working capital and as a reserve for potential future acquisitions. The outstanding share capital of the Company after the private placement is 26,573,403 shares.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

We agreed to file a registration statement, at our expense, for the resale of shares issued in the private placement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)            Financial Statements of Business(es) Acquired

                Not Applicable

(b)            Pro forma Financial Information

                 Not Applicable

 (c)            Exhibits

                 3.1            Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             BINGO.COM, LTD.

                                                            (formerly Bingo.com, Inc.)

                                                            Per:         /s/ T. M. Williams

                                                                        T.M. Williams,

                                                                        President and Director